Exhibit 99.1

Motus GI Announces Pricing of $10 Million Registered Direct Offering Priced At-the-Market

FORT LAUDERDALE, Fla., August 28, 2020 (GLOBE NEWSWIRE) -- Motus GI Holdings, Inc., (NASDAQ: MOTS) (“Motus GI” or the “Company”), a medical technology company providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions, announced today that it has entered into a securities purchase agreement with a single healthcare focused institutional investor providing for the sale and issuance of 8,733,625 shares of common stock (or pre-funded warrants to purchase common stock in lieu thereof) at an effective purchase price of $1.145 per share of common stock (or $1.144 per pre-funded warrant) in a registered direct offering priced at-the-market under Nasdaq rules. The offering is expected to result in gross proceeds to Motus GI of approximately $10 million. The closing of the offering is subject to customary closing conditions and is expected to close on or about September 1, 2020.

Motus GI will also issue to the purchaser unregistered warrants to purchase up to an aggregate of 8,733,625 shares of common stock. The warrants will be exercisable for a period of five years and have an exercise price of $1.30 per share of common stock.

Motus GI intends to use the net proceeds received from this offering to fund commercialization activities for the Pure-Vu System, to continue research and development activities, including clinical and regulatory development and for the continued development and enhancement of the Pure-Vu® System and potential debt repayment.  Motus GI intends to use the remaining net proceeds for working capital and other general corporate purposes.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

The shares of common stock (but not the warrants issued in the concurrent private placement or the shares of common stock underlying such warrants) are being offered and sold in the registered direct offering by Motus GI pursuant to a “shelf” registration statement on Form S-3 (File No. 333-230516) including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on April 24, 2019. The offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

The warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and, along with the common shares issuable upon their exercise, have not been registered under the Act, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Motus GI

Motus GI Holdings, Inc. is a medical technology company, with subsidiaries in the U.S. and Israel, providing endoscopy solutions that improve clinical outcomes and enhance the cost-efficiency associated with the diagnosis and management of gastrointestinal conditions.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms, including without limitation, the intended use of proceeds, the closing of the offering, risks inherent in the development and commercialization of potential products, uncertainty in the timing and results of clinical trials or regulatory approvals, maintenance of intellectual property rights or other risks discussed in the Company’s Form 10-K filed on March 30, 2020 and its other filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Bob Yedid

LifeSci Advisors

(646) 597-6989

bob@lifesciadvisors.com

Media Contact:

Gloria Gasaatura

LifeSci Communications

(646) 970-4688

ggasaatura@lifescicommunications.com